EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement of Key Tronic Corporation on Form S-8 of our report dated August 10, 1999, appearing in the Annual Report on Form 10-K of Key Tronic Corporation for the year ended June 27, 1998.



/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP


Seattle, Washington
January 21, 1999